1. EXHIBIT 32.1
                CERTIFICATION PURSUANT TO 18 U.S.C.,
                  SS.1350 AS ADOPTED
                PURSUANT TO SECTION 906 OF THE
              SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Monza Ventures, Inc. (the "Company") for the quarter ended May 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer, President, Treasurer, and the principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents in all material respects the financial condition and results of operations of Monza Ventures, Inc. A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

               Jul 15, 2011
               /s/ "Greg Thompson"


               Mr. Greg Thompson, Chairman and CEO